                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12


                       Prologic Management Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [PROLOGIC LOGO]



                        PROLOGIC MANAGEMENT SYSTEMS, INC.
                          2030 East Speedway Boulevard
                              Tucson, Arizona 85719
                                 (520) 320-1000



                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 24, 1997



To the Holders of Our Common Stock:

The 1997 Annual Meeting of Shareholders of PROLOGIC Management Systems, Inc. (the "Company") will be held at the Plaza International Hotel, 1900 East Speedway Boulevard, Tucson, Arizona on October 24, 1997, at 2:00 p.m., local time, to elect five directors to the Company's Board of Directors, and to consider and act upon such other business as may properly come before the Annual Meeting. Management is presently aware of no other business to come before the Annual Meeting.

The Board of Directors has fixed the close of business on August 27, 1997 as the Record Date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present or at the Annual Meeting in person or represented by valid proxy. A copy of the Company's Annual Report to Shareholders, which includes certified consolidated financial statements, will be mailed with this Notice and Proxy Statement on or about October 6, 1997 to all shareholders of record on the Record Date for the Annual Meeting. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

Your attention is directed to the attached Proxy Statement.

                                 By Order of the Board of Directors:

                                 Richard E. Metz
                                 Secretary

Tucson, Arizona
September 15, 1997

Shareholders are earnestly requested to SIGN, DATE and MAIL the enclosed proxy. A postage-paid envelope is provided for mailing in the United States.

                        PROLOGIC MANAGEMENT SYSTEMS, INC.
                           2030 E. SPEEDWAY BOULEVARD
                                TUCSON, AZ 85719
                                 (520) 320-1000



                                 PROXY STATEMENT


         This Proxy Statement is furnished by the Board of Directors of PROLOGIC MANAGEMENT SYSTEMS, INC., an Arizona corporation (the "Company"), in connection with the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on October 24, 1997. The proxy materials are being mailed on or about October 6, 1997 to the Company's common shareholders (the "Shareholders") of record at the close of business on August 27, 1997 (the "Record Date"). As of the Record Date, there were 3,691,395 shares of the Company's common stock (the "Common Stock"), issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the Shareholders, except that holders of Common Stock are entitled to cumulative voting with respect to the election of directors. In cumulative voting, the holders of Common Stock are entitled to cast for each share held the number of votes equal to the number of directors to be elected. The accumulated shares may be voted as a block or may be apportioned among two or more nominees in equal or unequal numbers. Discretionary authority to cumulate is not being solicited hereby. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

         The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or
(iii) sending written notice of revocation to the Company's Secretary at 2030 East Speedway Boulevard, Tucson, Arizona 85719. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of Common Stock. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or facsimile.

         If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares represented by the proxy will be voted for the election of the nominees for directors named below with apportionment of accumulated shares left to the discretion of the proxy holder and for ratification of the creditors. With respect to any other matters that may come before the Annual Meeting, the shares will be voted at the discretion of the proxy holders.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the Shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to a vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

        The information included herein should be reviewed in conjunction with the consolidated financial statements, notes to consolidated financial statements and independent auditors' report included in the Company's Annual Report to Shareholders.

                              ELECTION OF DIRECTORS

The Company's Board of Directors is comprised of five members classified, each serving a one-year term. At the Annual Meeting, five directors will be elected, and each director's term will expire at the close of the 1998 Annual Meeting of Shareholders. The shares represented by the enclosed proxy will be voted for the election as directors of the nominees named below, unless a vote is withheld from any or all of the individual nominees. If any nominee becomes unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of the proxy. The five nominees receiving the highest number of votes cast at the meeting will be elected.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The present terms of each of the present members of the Company's Board of Directors expires upon the close of the 1997 Annual Meeting of Shareholders.

The individuals named below have been unanimously proposed as nominees for election as directors in the election to be held at the meeting.

Information concerning the names, ages, terms and positions with the Company's Board of Directors, and business experience of the directors is set forth below. Each director has served continuously with the Company since his election as indicated below.

         Name                               Age      Position                           Director Since
         ----                               ---      --------                           --------------
         James M. Heim (2) (3)              46       President, Chief Executive Officer     1984
                                                     and Director
         Richard E. Metz                    51       Executive Vice President and           1984
                                                     Director
         Herbert F. Day (1) (2) (3)         53       Director                               1995
         Craig W. Rauchle (1) (2) (3)       43       Director                               1996
         Mark S. Biestman                   40       Director Nominee                       ----

         (1)   Member of Audit Committee
         (2)   Member of Compensation Committee
         (3)   Member of Nominating Committee

         JAMES M. HEIM, President, Chief Executive Officer and Director. Mr. Heim is a co-founder of the Company and has served as President and as a Director of the Company since its inception in 1984. In addition, Mr. Heim served as the Chief Financial Officer of the Company from 1984 through 1994. Mr. Heim holds both a Juris Doctorate from the College of Law and a Bachelor of Science in Business Administration from the University of Arizona.

         RICHARD E. METZ, Executive Vice President, Chief Administrative Officer, Secretary and Director. Mr. Metz, the Company's Chief Administrative Officer, is a co-founder of the Company and has served as a director since its inception in 1984. Mr. Metz has over twenty-five years of business management and investment experience, including ten years as a computer hardware and software VAR prior to his affiliation with the Company. Since 1982, Mr. Metz has owned and managed The Metz Group, a business management consulting and investment firm specializing in contract negotiations and dispute avoidance and resolution. Mr. Metz is a member of the American Arbitration Association and is an Associate of the American Bar Association, Dispute

Resolution and Intellectual Property Sections.

         HERBERT F. DAY, Director. Mr. Day, who became a Director in 1995, has over twenty-five years of experience in the computer industry with IBM Corporation. He has held professional and management positions in sales, marketing, product management and product and business planning. Mr. Day received his Bachelors of Science degree in Electrical Engineering from the University of Maryland. He is currently employed as a Program Director by the IBM Corporation.

         CRAIG W. RAUCHLE, Director. Mr. Rauchle, who became Director in 1996, serves as the Executive Vice President Corporate Development of Inter-Tel Incorporated of Chandler, Arizona, and also holds the position of President of Inter-Tel DataCom, Inc., a wholly-owned subsidiary. Founded in 1969, Inter-Tel designs, produces and markets business telephone systems. Prior to joining Inter-Tel, Mr. Rauchle was Director of Sales and Marketing for American Business Communications in Denver, Colorado. He holds a B.A. in Communications from the University of Denver and is a graduate of the Philip Crosby Quality College. Mr. Rauchle is an active member of the Young Presidents Organization and has previously served in various capacities of that organization. He has also served as a Board Member of the North American Telecommunications Association.

         MARK S. BIESTMAN, Director Nominee. Mr. Biestman has worked in the information technology field for over 19 years in both sales and marketing management. Mr. Biestman is currently Vice President of Commercial Applications & Business Development at Actra Business Systems, a strategic venture between Netscape Communications Corporation and General Electric Information Services focused on Internet-based cross-commerce solutions. Mr. Biestman has also served as Netscape Communications' Vice President of Sales, Western Region, Vice President of Telecommunications Sales at Oracle Corporation, and Vice President of Sales and Industry Marketing at Metaphor. In addition, Mr. Biestman has held various sales and management positions at Tandem Computers and IBM Corporation. Mr. Biestman holds a B.A. in Economics from the University of California at Berkeley and has attended the Stanford Business School Executive program.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors of the Company maintains an Audit Committee, Compensation Committee, and Nominating Committee. The Audit Committee makes recommendations to the Board concerning the selection of outside auditors, reviews the financial statements of the Company and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate to facilitate accurate and timely financial reporting. The Compensation Committee reviews all aspects of compensation of the Company's officers, administers the Company's Stock Option and 401(k) Plans, and makes recommendations on such matters to the full Board of Directors. The Nominating Committee makes recommendations to the Board concerning the selection of nominees to stand for election to the Board of Directors.

         During the fiscal year ended March 31, 1997, the Board of Directors of the Company met on seven occasions. During the period in which he served as director, each of the directors nominated for election at the Annual Meeting attended 75% or more of the meetings of the Board of Directors and of the meetings held by committees of the Board on which he served. The Audit, Compensation and Nominating Committees each met twice during the same period.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
             PRINCIPAL SHAREHOLDERS AND SHAREHOLDINGS OF MANAGEMENT

         The following table sets forth information, as of August 27, 1997, concerning the Common Stock beneficially owned by (i) each director and nominee of the Company (ii) the Company's Chief Executive Officer, (iii) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock, and (iv) all of the Company's directors, nominees and executive officers as a group. Except as otherwise noted, the named individual beneficial owner has sole investment and voting power.

                                                     Shares
                                                     Beneficially      Percent
         Name(1)                                     Owned             of Class
         -------                                     ---------         --------
         James M. Heim & Marlene Heim (2)            1,089,060         29.5%
         Richard Metz                                  169,200          4.6%
         William E. Wallin                                   0            0%
         Herbert F. Day                                      0            0%
         Craig W. Rauchle                                    0            0%
         Joseph A. Sisneros                            216,320          5.9%
         All directors, nominees and executive
         officers as a group (5 persons)             1,258,260         34.1%

(1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by the person named, subject to applicable community property law. The shareholdings include, pursuant to rules of the Securities and Exchange Commission, shares of Common Stock which a person has a right to acquire as of August 27, 1997 or written 60 days thereafter. Except as otherwise noted, the addresses for the persons named in the table is 2030 East Speedway Boulevard, Tucson, Arizona 85719.

(2) Includes 697,320 shares owned by HFG Ltd. Properties, an Arizona limited partnership of which Mr. Heim is the sole general partner. James M. Heim and Marlene Heim directly own an aggregate of 391,740 shares of Common Stock.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid or awarded by the Company to Mr. Heim, the Company's Chief Executive Officer, during the Fiscal year ended March 31, 1997. No officer of the Company received compensation in excess of $100,000 during the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                          Long-Term Compensation
Name and Other               Annual Compensation                                                    All Other
Principal Position         Year     Salary     Bonus          Stock Options/SARs(#)               Compensation
James M. Heim              1997     $70,500      0                      0                              0
President and
Chief
Executive Officer

During the fiscal year ended March 31,1997, no stock options were granted or exercised by Mr. Heim.

DIRECTOR COMPENSATION

         The Company compensates its outside directors for attendance at meetings of the Board of Directors at the rate of $500 per meeting and $150 per hour compensation for committee participation. Additionally, Directors receive 10,000 options to purchase the Company's common stock upon completion of their elected term. The options are issued at the end of the term, exercisable at the then current market price and expiring 5 years from the date of issuance. Directors who are also employees of the Company receive no additional compensation for serving as a director. The Company reimburses its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors.

INCENTIVE COMPENSATION

         The Company intends, at some point in the future, to institute an incentive bonus plan for all of its employees, including its officers, based upon performance. The terms of such a plan have not yet been defined and the plan has not been presented to the Board of Directors for consideration. The Company believes that this practice is prevalent within its industry and is a necessary component in the recruiting and retaining of qualified employees. As such, it is anticipated that the Company's plan will be substantially similar to the incentive bonus plans of other companies within its industry.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In February 1996, the Company executed an agreement with HFG Properties, LTD, a Limited Partnership partly owned by the Company's President, Mr. Heim. The agreement is for the lease of office facilities occupied by the Company, located at 2030 E. Speedway Boulevard, Tucson, Arizona. The terms of the lease are from July 1996 through June 2001, with a monthly rent of 95% of the market rate, as determined by an independent appraisal. Currently, the Company pays $8,021 per month. The rent is to be increased annually in a percentage amount equal to one-half of the percentage increase in the Consumer Price Index for the previous year.

         The Board of Directors has adopted a policy that all transactions and/or loans between the Company and its officers, directors and/or 5% shareholders will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the independent disinterested directors of the Company.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers Automated Quotation System. Such reports are filed on Form 3, Form 4, and Form 5 under the Exchange Act. Officers, directors and greater than ten-percent shareholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year ended March 31, 1997 all officers, directors, and greater than ten-percent beneficial owners complied with the applicable Section 16(a) filing requirements.


                            PROPOSALS BY SHAREHOLDERS

         Any Stockholder proposal which is intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received at the Company's principal executive offices by no later than April 25, 1998, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.


                                 OTHER BUSINESS

         The Annual Meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board of Directors is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.



By Order of the Board of Directors,



James M. Heim
Chairman of the Board of Directors

Tucson, Arizona
September 15, 1997

                       PROLOGIC MANAGEMENT SYSTEMS, INC.
              Proxy Solicited on Behalf of the Board of Directors


The undersigned hereby constitutes and appoints WILLIAM E. WALLIN and RICHARD
E. METZ, or either of them acting in the absence of the other, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Shareholders of PROLOGIC MANAGEMENT SYSTEMS, INC. (the "Company") to be held at the Plaza International Hotel, 1900 East Speedway Boulevard, Tucson, Arizona, on October 24, 1997, at 2:00 p.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock of the Company standing in the name of the undersigned, as directed on the reverse, with all the powers the undersigned would possess if personally present at the meeting.

This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed on the reverse, for approval of the proposals listed on the reverse and, with respect to any other business as may properly come before the meeting, in the discretion of the proxies.

                (Continued and to be signed on the reverse side)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF SHAREHOLDERS
                       PROLOGIC MANAGEMENT SYSTEMS, INC.


                                OCTOBER 24, 1997


Please Detach and Mail in the Envelope Provided


A  /X/  Please mark your votes as in this example


1. Election of Directors

FOR                WITHHOLD AUTHORITY
all nominees       to vote for all nominees
listed at right    listed at right
/ /                / /                          Nominees: James M. Heim
                                                          Richard E. Metz
                                                          Herbert F. Day
                                                          Craig W. Rauchle
                                                          Mark S. Biestman

Instructions: To withhold authority to vote for any individual nominee, check the "FOR" box above and write that nominee's name in the following space:

-------------------------------------------------------------------------------

                 PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE


(Signature)                             (Signature)
           -------------------------               -------------------------
Dated:                    , 1997
      --------------------

Note: When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.